Press Release
FOR RELEASE: January 7, 2026

APOGEE ENTERPRISES REPORTS FISCAL 2026 THIRD QUARTER RESULTS

•Net sales increased 2.1% to $348.6 million
•EBITDA margin of 11.4% and adjusted EBITDA margin of 13.2%
•Diluted earnings per share of $0.77 and adjusted diluted earnings per share of $1.02
•Company updates fiscal 2026 outlook for net sales and adjusted diluted earnings per share

MINNEAPOLIS, MN, January 7, 2026 – Apogee Enterprises, Inc. (Nasdaq: APOG), a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications, today reported its results for the third quarter of fiscal 2026, ended November 29, 2025. The Company reported the following selected financial results:

	Three Months Ended
(Unaudited, $ in thousands, except per share amounts)	November 29, 2025	November 30, 2024	% Change
Net sales	$348,563	$341,344	2.1%
Net earnings	$16,549	$20,989	(21.2)%
Diluted earnings per share	$0.77	$0.96	(19.8)%
Additional Non-GAAP Measures (1)
Adjusted EBITDA	$46,131	$45,803	0.7%
Adjusted EBITDA margin	13.2%	13.4%
Adjusted diluted earnings per share	$1.02	$1.19	(14.3)%

(1)
Earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted earnings per share (EPS) are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and reconciliations to the most directly comparable GAAP measures later in this press release.

“I’m proud of our team’s disciplined execution and agility during this transition. Despite a challenging environment, we delivered results in line with expectations and remain focused on serving customers with innovative products and exceptional service. Our strong operational foundation and balance sheet position us to navigate near-term challenges and drive sustainable long-term value,” said Donald Nolan, Executive Chair and CEO.

Consolidated Results (Third Quarter Fiscal 2026 compared to Third Quarter Fiscal 2025)

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

•Consolidated net sales increased 2.1%, to $348.6 million, driven by $18.4 million of inorganic sales contribution from the acquisition of UW Solutions and favorable product mix, partially offset by lower volume.
•Gross margin decreased to 23.8%, compared to 26.1%, primarily due to the impact of lower volume and price, and higher aluminum, restructuring and health insurance costs, partially offset by lower incentive compensation expense.
•Selling, general and administrative (SG&A) expense as a percent of net sales decreased to 16.7%, compared to 17.7%. The decrease was primarily due to lower acquisition-related costs and lower incentive compensation expense, partially offset by higher amortization expense related to the UW Solutions acquisition and CEO transition costs.
•Operating income declined to $24.9 million from $28.6 million, and operating margin decreased 130 basis points to 7.1%.
•Adjusted EBITDA increased to $46.1 million, compared to $45.8 million, and adjusted EBITDA margin decreased to 13.2%, compared to 13.4%. The decrease in adjusted EBITDA margin was primarily driven by lower volume and price, higher aluminum and health insurance costs, partially offset by lower incentive compensation expense and benefits from cost savings related to Fortify Phase 2.
•Interest expense increased to $3.2 million, primarily due to a higher average debt balance resulting from the acquisition of UW Solutions in November 2024.
•Other income was $2.5 million, compared to $0.1 million. The change was primarily due to a $2.1 million gain related to a New Market Tax Credit recognized in the current period.
•Income tax expense as a percentage of earnings before income tax was 31.4%, compared to 24.1%. The increase in the effective tax rate was primarily driven by an increase in tax expense for discrete items.

Segment Results (Third Quarter Fiscal 2026 compared to Third Quarter Fiscal 2025)

Architectural Metals
Architectural Metals net sales were $124.4 million, compared to $138.0 million, primarily due to lower volume, partially offset by favorable price and product mix. Adjusted EBITDA was $16.8 million, or 13.5% of net sales, compared to $17.5 million, or 12.7% of net sales. The higher adjusted EBITDA margin was primarily driven by favorable productivity including cost savings related to Fortify Phase 2, lower incentive compensation expense, and favorable price and product mix, partially offset by lower volume.

Architectural Services
Architectural Services net sales were $105.2 million compared to $104.9 million, primarily due to increased volume. Adjusted EBITDA was $10.2 million, or 9.7% of net sales, compared to $10.0 million, or 9.5% of net sales. The increase in adjusted EBITDA margin was primarily driven by lower incentive compensation expense, partially offset by project mix. Segment backlog1 at the end of the quarter was $774.7 million, compared to $792.3 million at the end of the second quarter.

Architectural Glass
Architectural Glass net sales were $70.9 million, compared to $70.2 million, primarily due to increased volume and favorable mix, partially offset by lower price driven by end-market demand. Adjusted EBITDA was $11.5 million, or 16.3% of net sales, compared to $13.2 million, or 18.8% of net sales. The decrease in adjusted
1 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

EBITDA margin was primarily driven by lower price and higher material costs, partially offset by higher volume, favorable mix and lower incentive compensation expense.

Performance Surfaces
Performance Surfaces net sales were $53.0 million, compared to $33.2 million. Net sales included $18.4 million of inorganic sales contribution from the acquisition of UW Solutions and organic growth of 4.3%. Adjusted EBITDA was $11.9 million, or 22.5% of net sales compared to $7.8 million, or 23.6% of net sales. The decrease in adjusted EBITDA margin was primarily driven by the dilutive impact of lower adjusted EBITDA margin from UW Solutions and unfavorable productivity, partially offset by favorable product mix and price.

Corporate and Other
Corporate and other adjusted EBITDA expense was $4.3 million, compared to $2.7 million, primarily driven by higher health insurance costs.

Financial Condition
Net cash provided by operating activities in the third quarter was $29.3 million, compared to $31.0 million in the prior-year period. Fiscal year-to-date, net cash provided by operating activities was $66.6 million, compared to $95.1 million in the prior-year period. The year-to-date change was primarily driven by lower net earnings and an increase in cash used for working capital, including a net payment of $13.7 million for the settlement of an arbitration award. Fiscal year-to-date, net cash used in investing activities was $15.8 million, primarily related to capital expenditures. Fiscal year-to-date, the Company returned $16.6 million of cash to shareholders through dividend payments. Quarter-end long-term debt decreased $15 million from the end of the second quarter to $255.0 million, which decreased the Consolidated Leverage Ratio2 (as defined in the Company’s credit agreement) to 1.4x at the end of the quarter.

Project Fortify
As previously announced, in the first quarter of fiscal 2026, the Company began the second phase of Project Fortify (referred to as "Project Fortify Phase 2" or "Phase 2") to drive further cost efficiencies, primarily in the Architectural Services and Architectural Metals Segments. The Company is expanding the scope of Phase 2 to include further restructuring actions, primarily in Architectural Metals and Corporate. With the expanded scope, the Company now expects the actions of Phase 2 to incur a total of approximately $28 million to $29 million in pre-tax charges, and deliver estimated annualized pre-tax cost savings of approximately $25 million to $26 million. During the third quarter, the Company incurred $5.1 million of pre-tax costs associated with Phase 2. The Company expects the actions associated with Phase 2 to be substantially completed by the end of the fourth quarter of fiscal 2026.

Fiscal 2026 Outlook
The Company now expects net sales to be approximately $1.39 billion, diluted EPS in the range of $2.49 to $2.65 and adjusted diluted EPS in the range of $3.40 to $3.50. This includes a projected unfavorable EPS impact from tariffs of approximately $0.30. The Company’s revised outlook assumes an adjusted effective tax rate of approximately 27%. The Company now assumes capital expenditures between $25 million to $30 million.

Conference Call Information
The Company will host a conference call on January 7, 2026, at 8:00 a.m. Central Time to discuss this earnings release. This call will be webcast and is available in the Investor Relations section of the Company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. A replay and transcript of the webcast will be available on the Company’s website following the conference call.

About Apogee Enterprises
2 Consolidated Leverage Ratio is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. This release and other financial communications may contain the following non-GAAP measures:

•Adjusted net earnings, adjusted diluted EPS, and adjusted EBITDA are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization, and adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. We use adjusted EBITDA and adjusted EBITDA margin to assess segment performance and make decisions about the allocation of operating and capital resources by analyzing recent results, trends, and variances of each segment in relation to forecasts and historical performance.
•Consolidated Leverage Ratio is calculated as Consolidated Funded Indebtedness minus Unrestricted Cash at the end of the current period, divided by Consolidated EBITDA (calculated as EBITDA plus certain non-cash charges and allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period). All capitalized and undefined terms used in this bullet are defined in the Company’s credit agreement dated July 19, 2024. The Company is unable to present a quantitative reconciliation of forward-looking expected Consolidated Leverage Ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
•Backlog is an operating measure used by management to assess future potential sales revenue. Backlog is defined as the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. It is most meaningful for the Architectural Services segment, due to the longer-term nature of their projects. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future revenue because the Company has a substantial number of projects with short lead times that book-and-bill within the same reporting period that are not included in backlog.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue,” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) North American and global economic conditions, including the cyclical nature of the North American and Latin American non-residential construction industries and the potential impact of an economic downturn or recession; (B) U.S. and global instability and uncertainty arising from events outside of our control; (C) actions of new and existing competitors; (D) departure of key personnel and ability to source sufficient labor; (E) product performance, reliability and quality issues; (F) project management and installation issues that could affect the profitability of individual contracts; (G) dependence on a relatively small number of customers in one operating segment; (H) financial and operating results that could differ from market expectations; (I) self-insurance risk related to a material product liability or other events for which the Company is liable; (J) maintaining our information technology systems and potential cybersecurity threats; (K) cost of regulatory compliance, including environmental regulations; (L) supply chain disruptions, including fluctuations in the availability and cost of materials used in our products and the impact of trade policies and regulations, including existing and potential future tariffs; (M) integration and future operating results of acquisitions, including but not limited to the acquisition of UW Solutions, and management of acquired contracts; (N) impairment of goodwill or indefinite-lived intangible assets; (O) our ability to successfully manage and implement our enterprise strategy; (P) our ability to maintain effective internal controls over financial reporting; (Q) our judgments regarding accounting for tax positions and resolution of tax disputes; (R) the impacts of cost inflation and interest rates; and (S) the impact of changes in capital and credit markets on our liquidity and cost of capital. The Company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the Company’s results, performance, prospects, or opportunities. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the Company’s Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeremy Steffan
Vice President, Investor Relations & Communications
952.346.3502
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	November 29, 2025	November 30, 2024	% Change	November 29, 2025	November 30, 2024	% Change
Net sales	$348,563	$341,344	2.1%	$1,053,379	$1,015,300	3.8%
Cost of sales	265,571	252,195	5.3%	812,654	729,975	11.3%
Gross profit	82,992	89,149	(6.9)%	240,725	285,325	(15.6)%
Selling, general and administrative expenses	58,113	60,520	(4.0)%	182,026	173,350	5.0%
Operating income	24,879	28,629	(13.1)%	58,699	111,975	(47.6)%
Interest expense, net	3,227	1,044	209.1%	11,148	2,634	323.2%
Other income, net	(2,458)	(60)	3,996.7%	(6,916)	(493)	1,302.8%
Earnings before income taxes	24,110	27,645	(12.8)%	54,467	109,834	(50.4)%
Income tax expense	7,561	6,656	13.6%	16,956	27,268	(37.8)%
Net earnings	$16,549	$20,989	(21.2)%	$37,511	$82,566	(54.6)%

Basic earnings per share	$0.78	$0.96	(18.8)%	$1.76	$3.79	(53.6)%
Diluted earnings per share	$0.77	$0.96	(19.8)%	$1.74	$3.76	(53.7)%
Weighted average basic shares outstanding	21,302	21,782	(2.2)%	21,349	21,789	(2.0)%
Weighted average diluted shares outstanding	21,592	21,917	(1.5)%	21,568	21,937	(1.7)%
Cash dividends per common share	$0.26	$0.25	4.0%	$0.78	$0.75	4.0%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	November 29, 2025	March 1, 2025
Assets
Current assets
Cash and cash equivalents	$41,315	$41,448
Receivables, net	176,588	185,590
Inventories, net	102,495	92,305
Contract assets	66,645	71,842
Other current assets	48,954	50,919
Total current assets	435,997	442,104
Property, plant and equipment, net	253,092	268,139
Operating lease right-of-use assets	50,903	62,314
Goodwill	236,386	235,775
Intangible assets, net	113,673	128,417
Other non-current assets	25,977	38,520
Total assets	$1,116,028	$1,175,269
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	92,844	98,804
Accrued compensation and benefits	33,906	48,510
Contract liabilities	43,086	35,193
Operating lease liabilities	14,504	15,290
Other current liabilities	45,405	87,659
Total current liabilities	229,745	285,456
Long-term debt	255,000	285,000
Non-current operating lease liabilities	41,981	51,632
Non-current self-insurance reserves	32,180	30,382
Other non-current liabilities	44,831	34,901
Total shareholders’ equity	512,291	487,898
Total liabilities and shareholders’ equity	$1,116,028	$1,175,269

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended
(In thousands)	November 29, 2025	November 30, 2024
Operating Activities
Net earnings	$37,511	$82,566
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	37,456	30,798
Share-based compensation	6,570	8,067
Deferred income taxes	16,762	5,109
Loss on disposal of property, plant and equipment	418	159
Impairment on intangible assets	7,418	—
Settlement of New Markets Tax Credit transaction	(6,740)	—
Non-cash lease expense	10,901	9,926
Other, net	4,596	1,800
Changes in operating assets and liabilities, net of business acquired:
Receivables	9,431	(2,191)
Inventories	(9,842)	(8,284)
Contract assets	5,317	(8,168)
Accounts payable	(3,873)	6,796
Accrued compensation and benefits	(14,782)	(20,958)
Contract liabilities	7,823	11,499
Operating lease liability	(10,628)	(9,387)
Accrued income taxes	(3,279)	(6,498)
Other current assets and liabilities	(28,437)	(6,104)
Net cash provided by operating activities	66,622	95,130
Investing Activities
Capital expenditures	(18,315)	(24,696)
Proceeds from sales of property, plant and equipment	1,606	744
Purchases of marketable securities	(550)	(2,394)
Sales/maturities of marketable securities	1,485	2,370
Acquisition of business, net of cash acquired	—	(233,125)
Net cash used in investing activities	(15,774)	(257,101)
Financing Activities
Proceeds from revolving credit facilities	80,000	95,201
Repayment on revolving credit facilities	(110,000)	(115,201)
Proceeds from term loans	—	250,000
Repayment of term loans	—	(20,000)
Repurchase of common stock	—	(15,061)
Dividends paid	(16,567)	(16,238)
Payments of debt issuance costs	—	(3,798)
Other, net	(5,342)	(5,884)
Net cash (used in) provided by financing activities	(51,909)	169,019
Effect of exchange rates on cash	928	(409)
(Decrease) increase in cash, cash equivalents and restricted cash	(133)	6,639
Cash, cash equivalents and restricted cash at beginning of period	41,448	37,216
Cash and cash equivalents at end of period	$41,315	$43,855
Non-cash Activity
Capital expenditures in accounts payable	$970	$2,299

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Components of Changes in Net Sales
(Unaudited)

Three months ended November 29, 2025, compared with the three months ended November 30, 2024
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2025 net sales	$138,039	$104,921	$70,236	$33,196	$(5,048)	$341,344
Organic business (1)	(13,606)	245	616	1,417	180	(11,148)
Acquisition (2)	—	—	—	18,367	—	18,367
Fiscal 2026 net sales	$124,433	$105,166	$70,852	$52,980	$(4,868)	$348,563

Total net sales growth (decline)	(9.9)%	0.2%	0.9%	59.6%	(3.6)%	2.1%
Organic business (1)	(9.9)%	0.2%	0.9%	4.3%	(3.6)%	(3.3)%
Acquisition (2)	—%	—%	—%	55.3%	—%	5.4%

Nine months ended November 29, 2025, compared with the nine months ended November 30, 2024
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2025 net sales	$412,561	$301,966	$247,040	$74,232	$(20,499)	$1,015,300
Organic business (1)	(18,570)	10,195	(30,734)	4,117	7,800	(27,192)
Acquisition (2)	—	—	—	65,271	—	65,271
Fiscal 2026 net sales	$393,991	$312,161	$216,306	$143,620	$(12,699)	$1,053,379

Total net sales growth (decline)	(4.5)%	3.4%	(12.4)%	93.5%	(38.1)%	3.8%
Organic business (1)	(4.5)%	3.4%	(12.4)%	5.5%	(38.1)%	(2.7)%
Acquisition (2)	—%	—%	—%	87.9%	—%	6.4%

(1)
Organic business includes net sales associated with acquired product lines or geographies that occur after the first twelve months from the date the product line or business is acquired and net sales from internally developed product lines or businesses.

(2)	The acquisition of UW Solutions, completed on November 4, 2024.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Business Segment Information
(Unaudited)
	Three Months Ended			Nine Months Ended
(In thousands)	November 29, 2025	November 30, 2024	% Change	November 29, 2025	November 30, 2024	% Change
Segment net sales
Architectural Metals	$124,433	$138,039	(9.9)%	$393,991	$412,561	(4.5)%
Architectural Services	105,166	104,921	0.2%	312,161	301,966	3.4%
Architectural Glass	70,852	70,236	0.9%	216,306	247,040	(12.4)%
Performance Surfaces	52,980	33,196	59.6%	143,620	74,232	93.5%
Total segment sales	353,431	346,392	2.0%	1,066,078	1,035,799	2.9%
Intersegment eliminations	(4,868)	(5,048)	(3.6)%	(12,699)	(20,499)	(38.1)%
Net sales	$348,563	$341,344	2.1%	$1,053,379	$1,015,300	3.8%
Segment adjusted EBITDA
Architectural Metals	$16,750	$17,483	(4.2)%	$46,946	$63,551	(26.1)%
Architectural Services	10,198	9,994	2.0%	21,279	23,911	(11.0)%
Architectural Glass	11,534	13,180	(12.5)%	36,598	57,551	(36.4)%
Performance Surfaces	11,921	7,828	52.3%	31,100	18,053	72.3%
Corporate and Other	(4,272)	(2,682)	59.3%	(11,040)	(11,519)	(4.2)%
Adjusted EBITDA	$46,131	$45,803	0.7%	$124,883	$151,547	(17.6)%
Segment adjusted EBITDA margins
Architectural Metals	13.5%	12.7%		11.9%	15.4%
Architectural Services	9.7%	9.5%		6.8%	7.9%
Architectural Glass	16.3%	18.8%		16.9%	23.3%
Performance Surfaces	22.5%	23.6%		21.7%	24.3%
Corporate and Other	N/M	N/M		N/M	N/M
Adjusted EBITDA margin	13.2%	13.4%		11.9%	14.9%

•N/M - Indicates calculation is not meaningful.
•Segment net sales is defined as net sales for a certain segment and includes revenue related to intersegment transactions.
•Net sales intersegment eliminations are reported separately to exclude these sales from our consolidated total.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Three Months Ended November 29, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$12,264	$7,614	$8,248	$7,749	$(19,326)	$16,549
Interest expense (income), net	430	(89)	(174)	—	3,060	3,227
Income tax expense	—	—	81	—	7,480	7,561
Depreciation and amortization	3,662	809	3,379	3,913	753	12,516
EBITDA	16,356	8,334	11,534	11,662	(8,033)	39,853
Acquisition-related costs (1)	—	—	—	259	56	315
Restructuring costs (2)	2,537	1,864	—	—	679	5,080
CEO transition costs (3)	—	—	—	—	3,026	3,026
NMTC settlement gain (4)	(2,143)	—	—	—	—	(2,143)
Adjusted EBITDA	$16,750	$10,198	$11,534	$11,921	$(4,272)	$46,131

EBITDA margin	13.1%	7.9%	16.3%	22.0%	N/M	11.4%
Adjusted EBITDA margin	13.5%	9.7%	16.3%	22.5%	N/M	13.2%

	Three Months Ended November 30, 2024
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$12,146	$9,734	$10,115	$4,841	$(15,847)	$20,989
Interest expense (income), net	563	(4)	(121)	—	606	1,044
Income tax expense	—	—	117	—	6,539	6,656
Depreciation and amortization	3,932	981	3,069	2,461	691	11,134
EBITDA	16,641	10,711	13,180	7,302	(8,011)	39,823
Acquisition-related costs (1)	—	—	—	526	4,542	5,068
Restructuring costs (2)	842	(717)	—	—	787	912
Adjusted EBITDA	$17,483	$9,994	$13,180	$7,828	$(2,682)	$45,803

EBITDA margin	12.1%	10.2%	18.8%	22.0%	N/M	11.7%
Adjusted EBITDA margin	12.7%	9.5%	18.8%	23.6%	N/M	13.4%

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition and excludes $0.8 million of backlog amortization added back as part of the depreciation and amortization above.
(2)	Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2.
(3)	Transition costs related to departure of Chief Executive Officer during the third quarter of fiscal 2026.
(4)	Gain related to the settlement of a New Market Tax Credit transaction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Nine Months Ended November 29, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$36,806	$2,855	$26,880	$18,126	$(47,156)	$37,511
Interest expense (income), net	1,331	(227)	(450)	—	10,494	11,148
Income tax (benefit) expense	(43)	(8)	198	—	16,809	16,956
Depreciation and amortization	11,229	2,789	9,970	11,251	2,217	37,456
EBITDA	49,323	5,409	36,598	29,377	(17,636)	103,071
Acquisition-related costs (1)	—	—	—	1,723	249	1,972
Restructuring costs (2)	4,363	15,870	—	—	3,321	23,554
CEO transition costs (3)	—	—	—	—	3,026	3,026
NMTC settlement gain (4)	(6,740)	—	—	—	—	(6,740)
Adjusted EBITDA	$46,946	$21,279	$36,598	$31,100	$(11,040)	$124,883

EBITDA margin	12.5%	1.7%	16.9%	20.5%	N/M	9.8%
Adjusted EBITDA margin	11.9%	6.8%	16.9%	21.7%	N/M	11.9%

	Nine Months Ended November 30, 2024
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$46,509	$21,460	$49,342	$13,481	$(48,226)	$82,566
Interest expense (income), net	1,671	23	(317)	—	1,257	2,634
Income tax expense (benefit)	7	—	(632)	—	27,893	27,268
Depreciation and amortization	12,609	2,887	9,158	4,046	2,098	30,798
EBITDA	60,796	24,370	57,551	17,527	(16,978)	143,266
Acquisition-related costs (1)	—	—	—	526	4,542	5,068
Restructuring costs (2)	2,755	(459)	—	—	917	3,213
Adjusted EBITDA	$63,551	$23,911	$57,551	$18,053	$(11,519)	$151,547

EBITDA margin	14.7%	8.1%	23.3%	23.6%	N/M	14.1%
Adjusted EBITDA margin	15.4%	7.9%	23.3%	24.3%	N/M	14.9%

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition and excludes $0.8 million of backlog amortization added back as part of the depreciation and amortization above.
(2)	Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2.
(3)	Transition costs related to departure of Chief Executive Officer during the third quarter of fiscal 2026.
(4)	Gain related to the settlement of a New Market Tax Credit transaction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted diluted earnings per share
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	November 29, 2025	November 30, 2024	November 29, 2025	November 30, 2024
Net earnings	$16,549	$20,989	$37,511	$82,566
Acquisition-related costs (1)	315	5,873	1,972	5,873
Restructuring costs (2)	5,080	912	23,554	3,213
CEO transition costs (3)	3,026	—	3,026	—
NMTC settlement gain (4)	(2,143)	—	(6,740)	—
Income tax impact on above adjustments (5)	(797)	(1,662)	(4,342)	(2,226)
Adjusted net earnings	$22,030	$26,112	$54,981	$89,426

	Three Months Ended		Nine Months Ended
	November 29, 2025	November 30, 2024	November 29, 2025	November 30, 2024
Diluted earnings per share	$0.77	$0.96	$1.74	$3.76
Acquisition-related costs (1)	0.01	0.27	0.09	0.27
Restructuring costs (2)	0.24	0.04	1.09	0.15
CEO transition costs (3)	0.14	—	0.14	—
NMTC settlement gain (4)	(0.10)	—	(0.31)	—
Income tax impact on above adjustments (5)	(0.04)	(0.08)	(0.20)	(0.10)
Adjusted diluted earnings per share	$1.02	$1.19	$2.55	$4.08

Weighted average diluted shares outstanding	21,592	21,917	21,568	21,937

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
(2)	Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2.
(3)	Transition costs related to departure of Chief Executive Officer during the third quarter of fiscal 2026.
(4)	Gain related to the settlement of a New Market Tax Credit transaction.
(5)	Income tax impact reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Fiscal 2026 Outlook
Reconciliation of Fiscal 2026 outlook of estimated Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Fiscal Year Ending February 28, 2026
	Low Range	High Range
Diluted earnings per share	$2.49	$2.65
Acquisition-related costs (1)	0.12	0.09
Restructuring costs (2)	1.35	1.30
CEO transition costs (3)	0.14	0.14
New Market Tax Credit settlement gains (4)	(0.31)	(0.31)
Income tax impact on above adjustments (5)	(0.39)	(0.37)
Adjusted diluted earnings per share	$3.40	$3.50

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
(2)	Restructuring costs related to Project Fortify Phase 2.
(3)	Transition costs related to departure of Chief Executive Officer during the third quarter of fiscal 2026.
(4)	Gains related to the settlement of New Market Tax Credit transactions in the 2nd quarter and 3rd quarter.
(5)	Income tax impact reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com